Exhibit 99.1
Olive Garden LongHorn Steakhouse The Capital Grille
Bahama Breeze® Seasons 52 Eddie V’s Yard House
www.darden.com

NEWS/INFORMATION
Corporate Relations
P.O. Box 695011
Orlando, FL 32869-5011

Contacts:
August 8, 2014	(Analysts) Matthew Stroud	(407) 245-5288
8:30 A.M. ET	(Media) Rich Jeffers	(407) 245-4189

Darden Announces Final Tender Results for Cash Tender Offer

ORLANDO, FL, August 8 – Darden Restaurants, Inc. (NYSE: DRI) today announced the final results for its previously announced cash tender offers (each offer an “Offer” and collectively, the “Offers”) for up to $610,000,000 aggregate principal amount of its outstanding 4.50% Senior Notes due 2021 (“2021 Notes”), 3.350% Senior Notes due 2022 (“2022 Notes”), 6.000% Senior Notes due 2035 (the “2035 Notes”) and 6.200% Senior Notes due 2017 (“2017 Notes” and, together with the 2021 Notes, 2022 Notes and 2035 Notes, the “Notes”).

The Offers were made pursuant to an Offer to Purchase, dated June 30, 2014 (the “Offer to Purchase”), and the related Letter of Transmittal, as amended by Darden’s press releases on July 15, 2014 and July 25, 2014.

The Offers for the Notes expired at 12:00 midnight, New York City time, on August 7, 2014 (the “Expiration Date”). The principal amount of each series of Notes that were validly tendered and not validly withdrawn in the Offers as of the Expiration Date are outlined in the table below:

Title of Securities and CUSIP Numbers	Principal Amount Outstanding	Acceptance Priority Level	Aggregate Principal Amount Tendered as of the Expiration Date	Percent of Amount Outstanding Tendered	Total Consideration[12]
4.50% Senior Notes due 2021 (CUSIP No. 237194AJ4)	$400,000,000	1	$278,052,000	69.51%	$1,056.73
3.350% Senior Notes due 2022 (CUSIP No. 237194AK1)	$450,000,000	2	$388,334,000	86.30%	$1,000.04
6.000% Senior Notes due 2035 (CUSIP No. 237194AE5)	$150,000,000	3	$110,215,000	73.48%	$1,107.18
6.200% Senior Notes due 2017 (CUSIP No. 237194AG0)	$500,000,000	4	$229,781,000	45.96%	$1,152.84

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1 Per $1,000 principal amount of the Notes tendered and accepted for purchase. Holders will also receive accrued interest on Notes accepted for purchase up to, but excluding, the Settlement Date (as defined below).
2 The Total Consideration for all series of Notes, based on the Reference Yield (as defined in the Offer to Purchase) of the Reference Treasury Security (as set forth in the Offer to Purchase) as of 2:00 p.m., New York City time on July 14, 2014, includes the early tender payment of $30.00 per $1,000 principal amount of the Notes accepted for purchase.

The total aggregate principal amount of Notes validly tendered at or prior to the Expiration Date and not validly withdrawn was $1,006,382,000, which amount exceeds the Maximum Amount of $610,000,000.

$278,052,000 aggregate principal amount of 2021 Notes (Acceptance Priority Level 1) has been accepted for purchase. In accordance with the terms of the Offers, the 2022 Notes (Acceptance Priority Level 2) have been accepted for purchase on a prorated basis using a single proration factor of approximately 85.55%, resulting in the purchase of $331,941,000 principal amount of the 2022 Notes. The 2035 Notes (Acceptance Priority 3) and 2017 Notes (Acceptance Priority 4) have not been accepted for purchase and will be returned to holders in accordance with the Offer to Purchase.

The settlement for the Notes (the “Settlement Date”) tendered and accepted by Darden is currently expected to take place today.

For Notes accepted for purchase by Darden, all Holders will receive the Total Consideration set forth above. In addition, holders whose Notes are purchased will be paid accrued and unpaid interest on their purchased Notes from the applicable last interest payment date up to, but excluding, the Settlement Date.

This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.  Capitalized terms used in this press release but not otherwise defined herein have the meanings assigned to them in the Offer to Purchase.

BofA Merrill Lynch, US Bancorp and Wells Fargo Securities served as the Lead Dealer Managers and Deutsche Bank Securities and Mizuho Securities served as the Co-Dealer Managers for the Offers. Questions regarding the Offers may be directed to BofA Merrill Lynch at (888) 292-0070 (toll free) or (980) 387-3907 (collect), directed to US Bancorp at (877) 558-2607 (toll free) or (612) 336-7604 (collect) or directed to Wells Fargo Securities at (866) 309-6316 (toll free) or (704) 410-4760 (collect). Requests for the Offer to Purchase and the Letter of Transmittal may be directed to D.F. King & Co., Inc. at 48 Wall Street, 22nd Floor, New York, New York 10005, (212) 269-5550 (for banks and brokers) or (800) 967-4617 (for all others).

Darden Restaurants, Inc., (NYSE: DRI), the world's largest full-service restaurant company, owns and operates more than 1,500 restaurants that generate approximately $6.3 billion in annual sales. Headquartered in Orlando, Fla., and employing more than 150,000 people, Darden is recognized for a culture that rewards caring for and responding to people. In 2014, Darden was named to the FORTUNE "100 Best Companies to Work For" list for the fourth year in a row. Our restaurant brands – Olive Garden, LongHorn Steakhouse, Bahama Breeze, Seasons 52, The Capital Grille, Eddie V's and Yard House – reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

Forward-looking statements in this news release are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements.  By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include the ability to achieve Darden's strategic plan to enhance shareholder value including realizing the expected benefits from the sale of Red Lobster, the outcome of any legal proceeding that may be instituted against Darden relating to the Red Lobster transaction or otherwise, actions of activist investors which could distract management and divert our resources, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive sales growth, failure to successfully integrate the Yard House business and the additional indebtedness incurred to finance the Yard House acquisition, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V's, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics and increased advertising and marketing costs, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment and interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our service marks or other intellectual property, impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, or changes in accounting standards, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.